Exhibit 99.1

WESTPORT, Conn., August 26, 2024 - Compass Diversified (NYSE: CODI) (“CODI” or the “Company”), an owner of leading middle market businesses, announced today that Stephen Keller has been appointed as the Company’s Chief Financial Officer (CFO), effective August 31, 2024. He will be replacing Ryan Faulkingham, who has served as the Company’s CFO since July 2013 and is departing the Company effective August 30, 2024. Mr. Faulkingham will continue to serve in an advisory capacity in order to facilitate a seamless transition.
In his new role, Mr. Keller will lead CODI’s finance organization, including accounting, planning, treasury, tax, reporting, and investor relations. He brings to CODI over 25 years of executive finance experience across multiple industries, including automotive, healthcare, industrial, specialty materials, retail and apparel branding, and media.
Most recently, Mr. Keller served as Interim Chief Financial Officer and Vice President of Investor Relations at Envista Holdings Corporation (NYSE: NVST), a $2.6 billion company and one of the leading suppliers of dental solutions globally. During his time at Envista, he also served as Vice President Strategy and Business Development, as well as Vice President and General Manager of Nobel Biocare’s Prosthetics Business Unit.
Prior to Envista, Mr. Keller worked at Avery Dennison Corporation (NYSE: AVY), an $8 billion global materials science company. At Avery Dennison, he held various positions of increasing responsibility in finance, strategy, and general management. Most notably, Mr. Keller served as Vice President, Strategy & Corporate Development, overseeing multiple acquisitions. He also served as Vice President of Finance, Asia, for an $800 million operating region. He further led new and emerging markets for Avery Dennison’s Retail Branding and Information Solutions division. Mr. Keller received a BS in Economics from the University of Iowa and an MBA from the Kellogg School of Management, Northwestern University.
Elias Sabo, CEO of Compass Diversified, commented, “We are delighted to welcome Stephen to Compass Diversified. His extensive experience at numerous public companies in financial leadership and other senior executive positions will bolster CODI’s strong organizational foundation. He has guided both public and private companies through dynamic conditions and meaningful transformation during his impressive career. Stephen brings to CODI an inspirational leadership style and a proven track record of driving strong financial results, instilling financial and operational discipline while also developing strong relationships with shareholders and prospective investors. We believe he has the right skill set to help shape and lead our strategic direction moving forward.”
On his appointment, Mr. Keller stated: “I am very excited to join the CODI team as its CFO. The Company’s diverse mix of disruptive and innovative middle market businesses combined with its permanent capital base and long-term, disciplined approach to value creation creates an exciting opportunity for all stakeholders. I look forward to working closely with Elias, the CODI board of directors, and the senior leadership team to spearhead the organization’s financial stewardship while pursuing growth initiatives and accretive acquisitions for the benefit of our owners.”

Mr. Sabo continued: “We are grateful for Ryan’s significant contributions during his tenure as CFO. He played an instrumental and important role in getting CODI to this point in our evolution, and we wish him all the best in his next endeavor.”
About Compass Diversified (“CODI”)
Since its IPO in 2006, CODI has consistently executed its strategy of owning and managing a diverse set of highly defensible, middle-market businesses across the industrial, branded consumer and healthcare sectors. The Company leverages its permanent capital base, long-term disciplined approach, and actionable expertise to maintain controlling ownership interests in each of its subsidiaries, maximizing its ability to impact long-term cash flow generation and value creation. The Company provides both debt and equity capital for its subsidiaries, contributing to their financial and operating flexibility. CODI utilizes the cash flows generated by its subsidiaries to invest in the long-term growth of the Company and has consistently generated strong returns through its culture of transparency, alignment and accountability. For more information, please visit compassdiversified.com.
Forward Looking Statements
This press release may contain certain forward-looking statements, including statements with regard to the future performance of CODI and its subsidiaries. Words such as "believes," "expects," and "future" or similar expressions, are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and some of these factors are enumerated in the risk factor discussion in the Form 10-K filed by CODI with the SEC for the year ended December 31, 2023 and in other filings with the SEC. Except as required by law, CODI undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations
Compass Diversified
irinquiry@compassdiversified.com

Gateway Group
Cody Slach
949.574.3860
CODI@gateway-grp.com

Media Relations
Compass Diversified
mediainquiry@compassdiversified.com

The IGB Group
Leon Berman
212-477-8438
lberman@igbir.com